UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2023

CORE LABORATORIES INC.

(Exact name of registrant as specified in its charter)

Delaware	333-269259	98-1164194
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6316 Windfern Road Houston, Texas		77040
(Address of Principal Executive Office)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 328-2673

12E Rue Guillaume

L-1882 Luxembourg

Grand Duchy of Luxembourg

(31-20) 420-3191

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value US $0.01)	CLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

Completion of Reorganization

On May 1, 2023, Core Laboratories N.V. (“Core Lab N.V.”) completed its previously announced redomestication transaction (the “Transaction”), which included (i) the merger (the “Merger”) of Core Lab N.V. with and into Core Laboratories Luxembourg S.A., a public limited liability company incorporated under the laws of Luxembourg (“Core Lab Luxembourg”), with Core Lab Luxembourg surviving, and (ii) following the completion of the Merger, the migration of Core Lab Luxembourg out of Luxembourg and its domestication as Core Laboratories Inc. (“Core Lab Delaware”), a Delaware corporation (the “U.S. Redomestication”).

As a result of the Transaction, all common shares in Core Lab N.V. (the “Core Lab N.V. Common Shares”) were canceled and exchanged for common stock in Core Lab Luxembourg on a one-for-one basis. Former holders of Core Lab N.V. common shares now hold one share of common stock of Core Lab Delaware (the “Core Lab Delaware Common Shares”) for each Core Lab N.V. Common Share owned immediately prior to the consummation of the Transaction, and the business, assets, liabilities, directors and officers of Core Lab Delaware are now the same as the business, assets, liabilities, directors and officers of Core Lab N.V. immediately prior to the Transaction.

The issuance of Core Lab Delaware common stock pursuant to the Transaction was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-4 (File No. 333-269259) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on February 28, 2023. For additional information regarding the Transaction, please refer to the proxy statement/prospectus filed with the SEC on February 28, 2023 pursuant to Rule 424(b)(3) under the Securities Act (the “Proxy Statement/Prospectus”).

Prior to the Transaction, Core Lab N.V. Common Shares were registered pursuant to Section 12(b) of the Securities and Exchange Act, as amended (the “Exchange Act”), and listed on the New York Stock Exchange (“NYSE”).

Pursuant to Rule 12g-3(a) under the Exchange Act, Core Lab Delaware is the successor issuer to Core Lab N.V., Core Lab Delaware’s common stock is deemed to be registered under Section 12(b) of the Exchange Act, and Core Lab Delaware is subject to the periodic and current reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder. Core Lab Delaware hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act. Core Lab Delaware’s common stock will begin trading on the NYSE at the opening of trading on May 2, 2023 and will trade under the symbol “CLB”. The CUSIP number for Core Lab Delaware’s common stock is 21867A 105.

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On April 28, 2023, Core Lab N.V. and Core Laboratories (U.S.) Interests Holdings, Inc. (“Core Laboratories U.S.”) as borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender, Letter of Credit Issuer and Collateral Agent, and the other lenders party to the Eighth Amended and Restated Credit Agreement dated as of July 25, 2022 (as amended, the “Credit Facility”) entered into a Consent and Amendment No. 1 (the “Amendment”) to the Credit Facility, pursuant to which the Administrative Agent and each of the lenders party to the Credit Facility (collectively, the “Lenders”) consented to the Merger of Core Lab N.V. into Core Lab Luxembourg, as contemplated by the Transaction, and agreed to make conforming amendments to the Credit Facility to, among other things, replace Core Lab N.V. with Core Lab Delaware as the successor parent borrower thereunder.

On May 1, 2023, Core Lab Delaware, as the successor to Core Lab N.V., entered into an Assumption and Reaffirmation Agreement, acknowledged by the Administrative and Collateral Agent, pursuant to which Core Lab Delaware agreed to assume all rights, title, interest, obligations and liabilities of Core Lab N.V. and reaffirm the terms of, and its obligations under, including the security interests granted under (as applicable) each collateral document to which it is a party and the guaranty in favor of the Administrative Agent, the Lenders and the other beneficiaries thereto.

Other terms and conditions of the Credit Facility, including financial covenants, representations and warranties, and security interests created by the collateral documents associated with the Credit Facility, remain substantially unchanged.

Amendment to Note Purchase Agreements

On May 1, 2023, in connection with the Transaction, Core Lab Delaware and Core Laboratories U.S., and each of the holders of the notes (collectively, the “Noteholders”) under (i) the Master Note Purchase Agreement dated as of September 30, 2011 (the “2011 Senior Notes”), and (ii) the Note Purchase Agreement dated as of October 16, 2020 (the “2021 Senior Notes”, and together with the 2011 Senior Notes, collectively, the “Notes”), entered into, respectively, (a) an Amendment No. 2 to Note Purchase Agreement and Assumption Agreement in respect of the 2011 Senior Notes and (b) an Amendment No. 2 to Note Purchase Agreement and Assumption Agreement in respect of the 2021 Senior Notes (collectively, the “Second Amendments”). Under the terms of the Second Amendments, Core Lab Delaware agreed to expressly assume all rights, title, interest, obligations and liabilities of Core Lab N.V. and reaffirm the terms of, and its obligations under, including the security interests granted under (as applicable) each of the 2011 Senior Notes and the 2021 Senior Notes to which Core Lab N.V. is a party and the guaranty in favor of the Noteholders.

By virtue of the Second Amendments, the Notes constitute legal, valid and binding obligations enforceable against Core Lab Delaware as the successor parent guarantor. Other terms and conditions of the Notes, including financial covenants, representations and warranties, and security interests created by the collateral documents thereunder, remain substantially unchanged.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pursuant to the Transaction, as of May 1, 2023, Core Lab Delaware assumed Core Lab N.V.’s obligations under the Eighth Amended and Restated Credit Agreement, as amended, and outstanding notes, including the 2011 Senior Notes and the 2021 Senior Notes, and certain other obligations and liabilities of Core Lab N.V. have been transferred to Core Lab Delaware.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification of the Rights of Security Holders.

The information set forth in the Introductory Note and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As a result of differences between Dutch law and Delaware law, there are differences between the rights of a shareholder of Core Lab Delaware under Delaware law and the rights of a former holder of Core Lab N.V. Common Shares as a shareholder of Core Lab N.V. under Dutch law. In addition, there are differences between the organizational documents of Core Lab Delaware and Core Lab N.V. Information regarding these differences is included in the Proxy Statement/Prospectus under the heading “Comparison of Rights of Core Lab N.V. Shareholders and Core Lab Delaware Stockholders” and is incorporated by reference.

Item 5.01	Change in Control of the Registrant.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors and Officers

In connection with the completion of the Transaction, the same persons serving as directors and officers of Core Lab N.V. immediately prior to the completion of the U.S. Redomestication became the directors and officers of Core Lab Delaware. However, Core Lab N.V.’s two-tier board structure has been replaced in favor of a one-tier board of directors at Core Lab Delaware, consisting of the directors of the former Supervisory Board of Core Lab N.V. In addition, Core Lab Delaware replicated the classification of Core Lab N.V.’s directors into Class I, Class II, and Class III directors, the committees of Core Lab N.V.’s board of directors and the membership thereof. Information regarding Core Lab Delaware’s directors and officers is included in the Proxy Statement/Prospectus under the heading “Information Concerning Core Lab Luxembourg and Core Lab Delaware – Directors and Officers of Core Lab Delaware” and is incorporated herein by reference.

Incentive Plans

In connection with the completion of the Transaction, Core Lab N.V. assigned to Core Lab Delaware, and Core Lab Delaware assumed, all of Core Lab N.V.’s rights and obligations under the plans and arrangements of Core Lab N.V. including: (i) the Core Laboratories N.V. 2020 Long-Term Incentive Plan (as Amended and Restated Effective as of May 20, 2020); (ii) the 2014 Non-Employee Director Stock Incentive Plan (as amended); (iii) the Amendment to Core Laboratories Supplemental Executive Retirement Plan dated as of March 5, 2008; (iv) the Core Laboratories LP Deferred Compensation Plan; (vi) the Amended and Restated Employment Agreement, by and between Core Laboratories N.V. and Lawrence V. Bruno, dated October 18, 2021; (vii) the Amended and Restated Employment Agreement, by and between Core Laboratories N.V. and Christopher S. Hill, dated October 18, 2021; (viii) the Amended and Restated Employment Agreement, by and between Core Laboratories N.V. and Gwendolyn Y. Schreffler, dated October 18, 2021; (ix) the Employment Agreement, by and between Core Laboratories N.V. and Mark D. Tattoli, dated October 18, 2021; (x) the Core Laboratories Benefits Plan; and (xi) the Core Laboratories, Inc. Profit Sharing and Retirement Plan (each individually a “Core Lab N.V. Plan” and collectively, the “Core Lab N.V. Plans”), as well as other compensation or benefit plans, policies and arrangements previously maintained by Core Lab N.V. Core Lab Delaware will modify and amend each of the assumed plans as necessary or appropriate to reflect the Transaction. Each outstanding Core Lab N.V. incentive award thereunder became a Core Lab Delaware incentive award that is subject to substantially the same terms and conditions as the former Core Lab N.V. incentive award, except, in the case of equity-based Core Lab N.V. incentive awards, the security issuable upon exercise or settlement of the Core Lab incentive award, as applicable, will be a share of Core Lab Delaware common stock (or its cash equivalent) rather than a Core Lab N.V. Common Share (or its cash equivalent). A description of the treatment of the Core Lab N.V. Plans and Core Lab Delaware incentive awards is included in the Proxy Statement/Prospectus under the heading “The Transaction Proposal – Effect of the Transaction on the Core Lab N.V. Incentive Awards and other Compensation and Benefit Plans” and is incorporated herein by reference.

Item 5.03	Amendments to the Articles of Incorporation or Bylaws.

In connection with the Transaction, Core Lab Delaware filed a Certificate of Incorporation on May 1, 2023 with the office of the Secretary of State of the State of Delaware, a copy of which is attached hereto as Exhibit 3.1 (the “Certificate of Incorporation”) and incorporated herein by reference. In addition, Core Lab Delaware adopted bylaws on May 1, 2023, a copy of which is attached hereto as Exhibit 3.2 (the “Bylaws”) and incorporated herein by reference. A description of Core Lab Delaware common stock is set forth under the caption “Description of Core Lab Delaware Capital Stock” in the Registration Statement, which is incorporated herein by reference. Such description does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Incorporation and Bylaws.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 3.1	Core Lab Delaware Certificate of Incorporation

Exhibit 3.2	Core Lab Delaware Bylaws

Exhibit 10.1	Assumption and Reaffirmation Agreement, dated May 1, 2023, by and between Core Laboratories, Inc. and Bank of America, N.A.

Exhibit 10.2	Amendment No. 1 to Eighth Amended and Restated Credit Agreement, dated as of April 28, 2023, among Core Laboratories, N.V., and Core Laboratories (U.S.) Interests Holdings, Inc. and the lenders party thereto and Bank of America, N.A., as administrative agent

Exhibit 10.3	Amendment No. 2 to Master Note Purchase Agreement and Assumption Agreement, dated as of May 1, 2023

Exhibit 10.4	Amendment No. 2 to Note Purchase Agreement and Assumption Agreement, dated as of May 1, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.
Dated: May 1, 2023

	By:	/s/ Christopher S. Hill
Christopher S. Hill
Chief Financial Officer